UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 3, 2010

Chesapeake Utilities Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Silver Lake Boulevard, Dover, Delaware		19904
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	302.734.6799

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2010, Chesapeake Utilities Corporation (the "Company") announced John R. Schimkaitis’ retirement as Chief Executive Officer of the Company on January 1, 2011. Michael P. McMasters, the Company’s President and Chief Operating Officer, will assume the title and duties of Chief Executive Officer effective with Mr. Schimkaitis’ retirement. Mr. Schimkaitis announced his retirement as Chief Executive Officer to the Board of Directors on November 3, 2010. Mr. Schimkaitis will continue to serve as the Company’s non-executive Vice Chairman of the Board and a member of the Board of Directors.

Mr. McMasters, age 52, was appointed to serve as the Company’s President effective March 1, 2010 and Chief Operating Officer effective September 15, 2008. He has served as a member of the Company’s Board of Directors since March 1, 2010. Mr. McMasters served as the Company’s Executive Vice President from 2008 to 2010, Senior Vice President from 2004 to 2008, and Chief Financial Officer from 1997 to 2008. Mr. McMasters is responsible for the oversight of each of the Company’s business units as well as the Strategic Planning, Corporate Development, and Information Technology departments. He also previously held the positions of Vice President, Treasurer, Controller, and Director of Accounting and Rates.

Mr. McMasters’ compensatory arrangements have not changed to-date and are as set forth in the Company's Form 8-K filed with the Securities and Exchange Commission on March 2, 2010.

A copy of the Company’s press release related to the matter described above, which was distributed on November 4, 2010, is attached as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

November 9, 2010	By:	Beth W. Cooper

Name: Beth W. Cooper
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Chesapeake Utilities Corporation, dated November 4, 2010.